EX. 99.1

Banc of California Reports Fourth Quarter 2019 Financial Results

SANTA ANA, Calif., (January 23, 2020) — Banc of California, Inc. (NYSE: BANC) today reported net income available to common stockholders for the fourth quarter of $10.4 million, resulting in diluted income per common share of $0.20.
Highlights for the fourth quarter (as compared to third quarter 2019) included:

•	Net interest margin increased 18 basis points to 3.04%

•	Cost of total deposits decreased by 21 basis points to 1.27%

•	Noninterest-bearing deposit balances increased to 20.1% of total deposits, up from 19.2%

•	Average noninterest-bearing deposits increased by $60 million, or 5.7%

•	Return on average assets was 0.71% and return on average equity was 6.20%

“2019 was the beginning of the transformation of Banc of California,” said Jared Wolff, President and Chief Executive Officer of Banc of California.  “We successfully executed on each of our key strategic priorities, reducing cost of deposits, lowering expenses and right-sizing the balance sheet.  As a result of our efforts, we have solidified our foundation as a relationship focused business bank, and are poised to create true franchise value going forward.”

Mr. Wolff continued, “As we enter 2020, we will continue to build on the momentum from 2019, remixing our loans and deposits to improve our franchise, and expanding our presence in the key lending segments we are targeting.  Further, having built up excess capital, we will be looking for opportunities to deploy it that optimize our franchise and improve earnings in the future.  We look forward to showing progress on these initiatives in 2020.”

Lynn Hopkins, Chief Financial Officer of Banc of California said, “The significant improvement in our cost of funds drove the 18 basis point increase in our net interest margin as interest earning asset yields remained steady at 4.50%. Our overall cost of funds decreased to 1.55% as we have been able to reduce our reliance on wholesale funding sources. The fourth quarter, average noninterest-bearing deposit balances increased for the third consecutive quarter and represented over 19% of our total average deposits. Looking forward, we expect to continue seeing benefits from the loan and securities remixing activities and we are well-positioned to show ongoing improvement on both sides of the balance sheet.”

EX. 99.1

Business Results - Income Statement Highlights

	Three Months Ended					Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	($ in thousands)
Total interest and dividend income	$83,702	$92,657	$104,040	$110,712	$111,130	$391,111	$422,796
Total interest expense	27,042	33,742	39,260	42,904	40,448	142,948	136,720
Net interest income	56,660	58,915	64,780	67,808	70,682	248,163	286,076
(Reversal of) provision for loan and lease losses	(2,678)	38,540	(1,987)	2,512	6,653	36,387	30,215
Net interest income after provision for loan and lease losses	59,338	20,375	66,767	65,296	64,029	211,776	255,861
Total noninterest income (loss)	4,930	3,181	(2,290)	6,295	2,448	12,116	23,915
Total noninterest expense	47,185	43,307	43,587	61,835	49,569	195,914	232,785
Income tax expense (benefit)	2,811	(5,619)	4,308	2,719	6,117	4,219	4,844
Income (loss) from continuing operations	14,272	(14,132)	16,582	7,037	10,791	23,759	42,147
Income from discontinued operations, net of tax	—	—	—	—	247	—	3,325
Net income (loss)	$14,272	$(14,132)	$16,582	$7,037	$11,038	$23,759	$45,472

Net income (loss) available to common stockholders(1)	$10,415	$(22,722)	$11,909	$2,527	$6,527	$2,624	$22,850

(1)
Balance represents the net income (loss) available to common stockholders after subtracting preferred stock dividends, income allocated to participating securities, participating securities dividends and impact of preferred stock redemption from net income (loss). Refer to the Statement of Operations at the end for additional detail on these amounts.

Net interest income
Q4 2019 vs Q3 2019.
Net interest income for the fourth quarter decreased $2.3 million to $56.7 million due mostly to lower average loans and securities partially offset by an expanded net interest margin. Average interest-earning assets declined from the prior quarter by $781 million to $7.4 billion. During the prior quarter, we sold lower yielding, longer duration earning assets and used the sale proceeds to repay high cost funding liabilities; the full impact of this strategic objective was recognized during the fourth quarter.
The net interest margin improved 18 basis points to 3.04%. Our average yield on interest-earning assets remained flat quarter over quarter at 4.50%, primarily attributable to higher yielding loans representing a higher percentage of interest earning assets and a higher average yield on securities offset by a lower average loan yield. Our average yield on loans declined 4 basis points to 4.71% for the fourth quarter and the linked quarter decrease is due mostly to loans being originated and repriced into the lower rate environment, partially offset by higher average yields on commercial real estate, multifamily and construction loans. Our average yield on securities increased 12 basis points primarily as a result of our concentrated efforts to remix the securities portfolio and the high-yielding, variable rate CLOs representing a higher percentage of the portfolio, offset by these variable rate investments resetting into the lower interest rate environment.
Our average cost of interest-bearing liabilities decreased 18 basis points to 1.85% for the fourth quarter from 2.03% for the third quarter, driven by the lower average cost of interest-bearing deposits, which decreased by 21 basis points to 1.57% from the prior quarter. Additionally, average noninterest-bearing deposits increased by $60 million, or 5.7%, and represented 19.4% of total average deposits in the fourth quarter. Our total cost of deposits decreased 21 basis points to 1.27% for the fourth quarter. The decrease in our funding cost is due to a lower reliance on high cost transaction accounts and wholesale funds as we have managed down the balance sheet and continue to execute on our strategy to focus on relationship clients.
FY 2019 vs FY 2018.
Net interest income for the year ended December 31, 2019 decreased $37.9 million to $248.2 million as compared to $286.1 million for 2018 primarily as a result of targeted sales of securities and loans offset by the overall focus on remixing the loan portfolio towards relationship based lending during the year. For the year ended December 31, 2019, average interest-earning assets declined $1.12 billion to $8.60 billion, and the net interest margin decreased to 2.89% from 2.95% for the comparable 2018 period.

EX. 99.1

Our average yield on interest-earning assets increased 19 basis points to 4.55% for the year ended December 31, 2019 as compared to 4.36% for the full year of 2018, due to higher average yields on the loan and securities portfolios and an increased mix of loans versus securities. Our average yield on loans was 4.76% for the year ended December 31, 2019, compared to 4.64% for the full year of 2018, primarily attributable to higher average commercial and industrial balances in the portfolio mix and higher average yields on commercial real estate, multifamily and construction loans. Our average yield on securities increased 14 basis points primarily as a result of interest rate resets on our CLOs, partially offset by a decrease in our average balance attributable to the sale and calls of higher yielding CLOs between periods.
Provision for loan losses
Q4 2019 vs Q3 2019.
During the fourth quarter, we recognized a provision release of $2.7 million driven primarily by $431 million in lower loan balances. The provision release was partially offset by downgrades of several loans. In particular, a $24.9 million commercial and industrial (“C&I”) loan was downgraded during the quarter and classified loan balances increased $14.9 million.
FY 2019 vs FY 2018.
During the year ended December 31, 2019, we recognized a loan loss provision of $36.4 million, primarily attributable to a previously reported $35 million charge-off of a line of credit originated in November 2017 to a borrower purportedly the subject of a fraudulent scheme. We are actively evaluating all available sources of recovery, although no assurance can be given that we will be successful in that regard. For the comparable prior year period, $30.2 million of loan loss provisions were recorded, inclusive of a $13.9 million charge-off related to borrower fraud.
Noninterest income
Q4 2019 vs Q3 2019.
Noninterest income for the fourth quarter was $4.9 million, which represented an increase of $1.7 million, or 55% from the prior quarter. The increase was primarily due to no net loss on the sale of available-for-sale securities during the fourth quarter of 2019 as compared to a $5.1 million net loss during the third quarter of 2019, higher loan servicing income, and higher all other income. In addition, the Company had lower impairment losses on investment securities during the fourth quarter. These increases were partially offset by a lower gain on sale of loans of $5.2 million as the fourth quarter recognized a net loss of $833 thousand compared to a net gain of $4.3 million in the prior quarter.
FY 2019 vs FY 2018.
Noninterest income for the year ended December 31, 2019 was $12.1 million, which represented a decrease of $11.8 million, or 49.3% from the prior year. The decrease was primarily attributable to (1) a higher net loss on sale of investment securities of $10.4 million, (2) lower other income of $6.6 million due to the elimination of non-core assets in prior periods and the previously reported $9.6 million loss from interest rate swap agreements entered into in order to offset variability in the fair value of the Freddie Mac securitization completed in 2019, and (3) lower loan servicing income of $3.0 million as a result of the sale of mortgage servicing rights in 2018. These decreases are partially offset by a higher net gain on sale of loans of $5.9 million and a lower impairment loss on investment securities of $2.5 million.
Noninterest expense
Q4 2019 vs Q3 2019.
Noninterest expense for the fourth quarter was $47.2 million, representing an increase of $3.9 million over the prior quarter. Noninterest expense included: (1) $1.9 million lower salaries and benefits expense primarily related to lower headcount, (2) higher professional fees of $1.1 million, (3) $615 thousand higher regulatory assessments related to the one-time small bank assessment credit recorded in the third quarter, (4) $1.6 million in higher restructuring expense related to severance during the fourth quarter of 2019, and (5) a $2.0 million increase in loss on investments in alternative energy partnerships.

EX. 99.1

FY 2019 vs FY 2018.
Noninterest expense for the year ended December 31, 2019 was $195.9 million, which represented a decrease of $36.9 million, or 15.8% from the prior year. The lower noninterest expense primarily consisted of: (1) lower professional fees of $21.4 million, primarily attributable to $9.6 million of insurance recoveries net of expenses related to securities litigation, indemnification, investigation and other legal expenses, (2) lower salaries and benefits expense of $4.1 million resulting from lower headcount and lower consulting fees, (3) lower advertising costs of $4.2 million, and (4) a $3.4 million decrease in loss on investments in alternative energy partnerships.
Income taxes
Q4 2019 vs Q3 2019.
Income tax expense totaled $2.8 million for the quarter resulting in an effective tax rate of 16.5%. This compares to a $5.6 million tax benefit for the third quarter and an effective tax benefit rate of 28.5%.
FY 2019 vs FY 2018.
Income tax expense totaled $4.2 million for the year ended December 31, 2019, representing an effective tax rate of 15.1%, compared to $6.1 million and 11.9% for 2018. The higher effective tax rate in 2019 is due in part to a reduction in available tax credits generated by the Company compared to 2018. Looking forward, we expect our tax rate to normalize in the range of 22 — 24% as we expect a continued reduction in the generation of tax credits related to investments in alternative energy partnerships.
Balance Sheet
At December 31, 2019, total assets were $7.83 billion, which represented a linked quarter decrease of $796.9 million, consistent with our strategic shift towards reducing our balance sheet and focusing on relationship lending. The following table shows selected balance sheet line items as of the dates indicated.

	As of and for the Three Months Ended					Amount Change
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	Q4-19 vs. Q3-19	Q4-19 vs. Q4-18

	($ in thousands)
Total assets	$7,828,410	$8,625,337	$9,359,931	$9,886,525	$10,630,067	$(796,927)	$(2,801,657)
Securities available-for-sale	$912,580	$775,662	$1,167,687	$1,471,303	$1,992,500	$136,918	$(1,079,920)
Loans held-for-investment	$5,951,885	$6,383,259	$6,719,570	$7,557,200	$7,700,873	$(431,374)	$(1,748,988)
Loans held-for-sale	$22,642	$23,936	$597,720	$25,191	$8,116	$(1,294)	$14,526

Demand deposits	$2,622,398	$2,602,011	$2,510,233	$2,690,738	$2,579,000	$20,387	$43,398
Other core deposits	2,794,769	3,074,936	3,301,080	3,575,140	3,629,100	(280,167)	(834,331)
Brokered deposits	10,000	93,111	480,977	1,459,054	1,708,544	(83,111)	(1,698,544)
Total Deposits	$5,427,167	$5,770,058	$6,292,290	$7,724,932	$7,916,644	$(342,891)	$(2,489,477)
As percentage of total deposits
Demand deposits	48.32%	45.10%	39.89%	34.83%	32.58%	3.22%	15.74%
Other core deposits	51.50%	53.29%	52.46%	46.28%	45.84%	(1.79)%	5.66%
Brokered deposits	0.18%	1.61%	7.64%	18.89%	21.58%	(1.43)%	(21.40)%

Average loan yield	4.71%	4.75%	4.80%	4.76%	4.74%	(0.04)%	(0.03)%
Average cost of interest-bearing deposits	1.57%	1.78%	1.89%	1.92%	1.77%	(0.21)%	(0.20)%
Investments
Securities available-for-sale was $912.6 million at December 31, 2019, an increase of 17.7% from the previous quarter, primarily due to the purchase of $195.3 million of investment securities, comprised of $128.8 million of agency securities, $53.0 million of municipal bonds and $13.5 million of corporate debt securities during the quarter, partially offset by the sale of $39.4 million of our legacy agency MBS. The funds from the sales of our MBS during the quarter and other available cash balances were reinvested into a mix of security

EX. 99.1

classes, resulting in an overall shorter duration for the securities portfolio. As of December 31, 2019, our securities portfolio included $718.4 million of CLOs, $127.8 million of agency securities, $52.7 million of municipal securities, and $13.6 million of corporate debt securities.
Loans
The following table sets forth the composition, by loan category, of our loan portfolio as of the dates indicated:

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	($ in thousands)
Composition of held-for-investment loans
Commercial real estate	$818,817	$891,029	$856,497	$865,521	$867,013
Multifamily	1,494,528	1,563,757	1,598,978	2,332,527	2,241,246
Construction	231,350	228,561	209,029	211,549	203,976
Commercial and industrial	1,691,270	1,789,478	1,951,707	1,907,102	1,944,142
SBA	70,981	75,359	80,929	74,998	68,741
Total commercial loans	4,306,946	4,548,184	4,697,140	5,391,697	5,325,118
Single family residential mortgage	1,590,774	1,775,953	1,961,065	2,102,694	2,305,490
Other consumer	54,165	59,122	61,365	62,809	70,265
Total consumer loans	1,644,939	1,835,075	2,022,430	2,165,503	2,375,755
Total gross loans	$5,951,885	$6,383,259	$6,719,570	$7,557,200	$7,700,873
Composition percentage of held-for-investment loans
Commercial real estate	13.8%	14.0%	12.7%	11.5%	11.3%
Multifamily	25.1%	24.5%	23.8%	30.9%	29.2%
Construction	3.9%	3.6%	3.1%	2.8%	2.6%
Commercial and industrial	28.4%	28.0%	29.1%	25.2%	25.2%
SBA	1.2%	1.2%	1.2%	1.0%	0.9%
Total commercial loans	72.4%	71.3%	69.9%	71.4%	69.2%
Single family residential mortgage	26.7%	27.8%	29.2%	27.8%	29.9%
Other consumer	0.9%	0.9%	0.9%	0.8%	0.9%
Total consumer loans	27.6%	28.7%	30.1%	28.6%	30.8%
Total gross loans	100.0%	100.0%	100.0%	100.0%	100.0%
Held-for-investment loans decreased $431 million to $6.0 billion from the prior quarter, due mostly to lower single family residential mortgage loans of $185 million, lower C&I loans of $98 million, lower commercial real estate of $72 million, and lower multifamily of $69 million. The decline in single family residential and multifamily is due to mostly to accelerated payoffs as the loans refinance in the lower rate environment. The decline in C&I loans is due primarily to the payoff of a few large loans and lower average outstanding balances on credit lines.
Single family residential mortgage and multifamily loans now comprise 51.8% of the total held-for-investment loan portfolio as compared to 59.1% one year ago. Commercial real estate loans comprised 13.8% of the loan portfolio and commercial and industrial loans constituted 28.4%, with average yields of 4.94% and 5.09% for the fourth quarter of 2019.

EX. 99.1

Deposits
The following table sets forth the composition of our deposits at the dates indicated.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	($ in thousands)
Composition of deposits
Noninterest-bearing checking	$1,088,516	$1,107,442	$993,745	$1,120,700	$1,023,360
Interest-bearing checking	1,533,882	1,503,208	1,577,901	1,573,499	1,556,410
Money market	715,479	695,530	800,898	899,330	873,153
Savings	885,246	1,042,162	1,061,115	1,151,442	1,265,847
Non-brokered certificates of deposit	1,204,044	1,367,284	1,479,137	1,684,895	1,654,605
Brokered certificates of deposit	—	54,432	379,494	1,295,066	1,543,269
Total deposits	$5,427,167	$5,770,058	$6,292,290	$7,724,932	$7,916,644
Composition percentage of deposits
Noninterest-bearing checking	20.1%	19.2%	15.8%	14.5%	12.9%
Interest-bearing checking	28.2%	26.1%	25.1%	20.4%	19.7%
Money market	13.2%	12.0%	12.7%	11.6%	11.0%
Savings	16.3%	18.1%	16.9%	14.9%	16.0%
Non-brokered certificates of deposit	22.2%	23.7%	23.5%	21.8%	20.9%
Brokered certificates of deposit	—%	0.9%	6.0%	16.8%	19.5%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%
Total deposits decreased $342.9 million during the fourth quarter of 2019 to $5.43 billion due to lower savings balances of $156.9 million, non-brokered certificates of deposit balances of $163.2 million, brokered certificates of deposit balances of $54.4 million, and noninterest-bearing checking of $18.9 million, offset by higher interest-bearing checking of $30.7 million and money market of $19.9 million. The decline in non-brokered certificates of deposit is attributed to a lower amount of renewals for maturing certificates as they reset to lower offer rates. The decline in savings is due to rate sensitive customers lowering balances as this product continues to be priced in to the current rate environment as we focus on building relationship-based deposits. In addition, we reduced our reliance on wholesale funding with no new brokered certificates of deposit acquired in the quarter. Noninterest-bearing deposits totaled $1.09 billion and represented 20.1% of total deposits at year end, which compares to $1.11 billion and 19.2% at September 30, 2019 and $1.02 billion and 12.9% at December 31, 2018.
Debt
Advances from the FHLB decreased $455 million on a linked-quarter basis, or 28%, to $1.20 billion as of December 31, 2019, primarily as a result of the maturity of $300 million in fixed rate-advances and a reduction in overnight advances of $205 million. At the end of the fourth quarter of 2019, the maturity dates of FHLB advances consisted of $465 million of overnight, $74 million maturing in three months or less, and $656 million maturing beyond three months. As of the end of the fourth quarter of 2019, the overnight advance interest rate was 1.66%.
Equity
At December 31, 2019, total stockholders’ equity increased by $6.3 million to $907.2 million on a linked-quarter basis, while tangible common equity increased by $6.7 million to $676.1 million. The increase in total stockholders’ equity related to net income of $14.3 million, partially offset by the dividends to common and preferred stockholders of $6.8 million and an increase in accumulated other comprehensive loss of $2.3 million as a result of reductions in the fair value of securities available-for-sale.
Capital ratios remain strong with total risk-based capital at 15.90% and a tier 1 leverage ratio of 10.89%. The following table sets forth our regulatory capital ratios at December 31, 2019 and the previous four quarters.

EX. 99.1

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Capital Ratios(1)
Banc of California, Inc.
Total risk-based capital ratio	15.90%	14.37%	15.00%	14.01%	13.71%
Tier 1 risk-based capital ratio	14.83%	13.32%	14.03%	13.03%	12.77%
Common equity tier 1 capital ratio	11.56%	10.34%	10.50%	9.72%	9.53%
Tier 1 leverage ratio	10.89%	9.84%	9.62%	8.87%	8.95%
Banc of California, NA
Total risk-based capital ratio	17.46%	15.65%	16.70%	15.79%	15.71%
Tier 1 risk-based capital ratio	16.39%	14.60%	15.73%	14.81%	14.77%
Common equity tier 1 capital ratio	16.39%	14.60%	15.73%	14.81%	14.77%
Tier 1 leverage ratio	12.02%	10.75%	10.80%	10.07%	10.36%

(1)	December 31, 2019 capital ratios are preliminary,

Credit Quality

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Asset quality information and ratios	($ in thousands)
Delinquent loans held-for-investment
30 to 89 days delinquent	$32,873	$39,122	$34,938	$44,840	$26,684
90+ days delinquent	24,734	17,220	17,272	14,623	13,846
Total delinquent loans	$57,607	$56,342	$52,210	$59,463	$40,530
Total delinquent loans to total loans	0.97%	0.88%	0.78%	0.79%	0.53%
Non-performing assets, excluding loans held-for-sale
Non-performing loans	$43,354	$45,169	$28,499	$27,739	$21,585
90+ days delinquent and still accruing loans	—	—	275	731	470
Other real estate owned	—	—	276	316	672
Non-performing assets	$43,354	$45,169	$29,050	$28,786	$22,727
ALLL to non-performing loans	132.97%	139.31%	206.86%	224.40%	281.99%
Non-performing loans to total loans held-for-investment	0.73%	0.71%	0.43%	0.38%	0.29%
Non-performing assets to total assets	0.55%	0.52%	0.31%	0.29%	0.21%
Troubled debt restructurings (TDRs)
Performing TDRs	$6,620	$6,800	$20,245	$5,574	$5,745
Non-performing TDRs	21,837	14,605	2,428	1,943	2,276
Total TDRs	$28,457	$21,405	$22,673	$7,517	$8,021
Total delinquent loans increased $1.3 million in the fourth quarter to $57.6 million at December 31, 2019, due to $22.8 million of additions, offset by $7.8 million returning to current status and $13.7 million of principal payments or payoffs. The $22.8 million of additions includes a $9.0 million single family residential mortgage loan with a 38% loan-to-value ratio and a $5.0 million C&I loan in process of restructuring. Loans 90+ days delinquent includes single family residential mortgage loans, which account for 75% of the balance.
Non-performing loans decreased $1.8 million in the fourth quarter to $43.4 million as of December 31, 2019, due to the sale of $11.9 million of non-performing loans and $4.1 million of loans returning to performing status, offset by $14.3 million of performing loans being placed on nonaccrual status. The year end balance includes two large loans that comprise 54% of our total nonperforming loans, one is a $14.0 million shared national credit and the other is a $9.0 million single family mortgage residential loan,with a loan-to-value ratio of 38%. Aside from those two loans, nonperforming loans total $20 million, of which 48% relates to single family residential mortgage loans. Of the $43.4 million non-performing loans at December 31, 2019, $17.7 million relates to loans in a current payment status.

EX. 99.1

Allowance for Loan Losses

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	($ in thousands)
Allowance for loan losses (ALLL)
Balance at beginning of period	$62,927	$59,523	$63,885	$62,192	$57,782
Loans and leases charged off	(2,706)	(35,546)	(2,451)	(1,063)	(2,522)
Recoveries	106	410	76	244	279
Net charge-offs	(2,600)	(35,136)	(2,375)	(819)	(2,243)
(Reversal of) provision for loan losses	(2,678)	38,540	(1,987)	2,512	6,653
Balance at end of period	$57,649	$62,927	$59,523	$63,885	$62,192
Annualized net loan charge-offs to average total loans held-for-investment	0.17%	2.19%	0.13%	0.04%	0.12%
Reserve for loss on repurchased loans
Balance at beginning of period	$6,561	$2,478	$2,486	$2,506	$2,575
Initial provision for loan repurchases	—	4,415	53	96	53
Reversal of provision for loan repurchases	(360)	(123)	(61)	(116)	(122)
Utilization of reserve for loan repurchases	—	(209)	—	—	—
Balance at end of period	$6,201	$6,561	$2,478	$2,486	$2,506
During the fourth quarter of 2019, the allowance for loan losses decreased by $5.3 million as a result of a $2.7 million provision release and net charge-offs of $2.6 million. The net charge-offs include $1.7 million related to the sale of $11.9 million of nonperforming loans. The provision release was driven primarily by $431 million in lower loan balances.
The reserve for loss on repurchased loans decreased by $360 thousand in the fourth quarter due to continued runoff of principal balances associated with the multifamily loan securitization and single-family residential mortgage loans previously sold. This runoff of the associated sold balances results in reduced anticipated losses from repurchases.
Subsequent Events
On January 22, 2020 the Company filed a Shelf Registration Statement on Form S-3 with the Securities and Exchange Commission to provide the Company with flexibility and enable it to access the public capital markets to respond to financing and business opportunities that may arise in the future.  The Company’s prior Shelf Registration Statement expired in August 2019.

The Company will host a conference call to discuss its fourth quarter 2019 financial results at 10:00 a.m. Pacific Time (PT) on Thursday, January 23, 2020. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 1520432. A live audio webcast will also be available and the webcast link will be posted on the Company’s Investor Relations website at www.bancofcal.com/investor. The slide presentation for the call will also be available on the Company's Investor Relations website prior to the call.

About Banc of California, Inc.
Banc of California, Inc. (NYSE: BANC) is a bank holding company with approximately $7.8 billion in assets and one wholly-owned banking subsidiary, Banc of California, N.A. (the “Bank”). The Bank has 43 offices including 32 full-service branches located throughout Southern California. Through our dedicated professionals, we provide customized and innovative banking and lending solutions to businesses, entrepreneurs and individuals throughout California. We help to improve the communities where we live and work, by supporting organizations that provide financial literacy and job training, small business support and affordable housing. With a commitment to service and building enduring relationships, we provide a higher standard of banking. We look forward to helping you achieve your goals. For more information, please visit us at www.bancofcal.com.

EX. 99.1

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.
Investor Relations Inquiries:
Banc of California, Inc.
(855) 361-2262
Jared Wolff, (949) 385-8700
Lynn Hopkins, (949) 265-6599

EX. 99.1

Banc of California, Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands)
(Unaudited)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$373,472	$526,874	$313,850	$304,705	$391,592
Securities available-for-sale	912,580	775,662	1,167,687	1,471,303	1,992,500
Loans held-for-sale	22,642	23,936	597,720	25,191	8,116
Loans held-for-investment	5,951,885	6,383,259	6,719,570	7,557,200	7,700,873
Allowance for loan losses	(57,649)	(62,927)	(59,523)	(63,885)	(62,192)
Federal Home Loan Bank and other bank stock	59,420	71,679	76,373	55,794	68,094
Servicing rights, net	2,299	2,407	2,715	3,053	3,428
Other real estate owned, net	—	—	276	316	672
Premises and equipment, net	128,021	128,979	129,227	130,417	129,394
Investments in alternative energy partnerships, net	29,300	27,039	26,633	26,578	28,988
Goodwill	37,144	37,144	37,144	37,144	37,144
Other intangible assets, net	4,151	4,605	5,105	5,726	6,346
Deferred income tax, net	44,906	45,950	42,798	45,111	49,404
Income tax receivable	4,233	4,459	2,547	4,787	2,695
Bank owned life insurance investment	109,819	108,720	108,132	107,552	107,027
Right of use assets	22,540	23,907	24,118	24,519	—
Due from unsettled securities sales	—	334,769	—	—	—
Other assets	183,647	188,875	165,559	151,014	146,496
Assets of discontinued operations	—	—	—	—	19,490
Total assets	$7,828,410	$8,625,337	$9,359,931	$9,886,525	$10,630,067

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,088,516	$1,107,442	$993,745	$1,120,700	$1,023,360
Interest-bearing deposits	4,338,651	4,662,616	5,298,545	6,604,232	6,893,284
Total deposits	5,427,167	5,770,058	6,292,290	7,724,932	7,916,644
Advances from Federal Home Loan Bank	1,195,000	1,650,000	1,825,000	935,000	1,520,000
Notes payable, net	173,421	173,339	173,257	173,203	173,174
Reserve for loss on repurchased loans	6,201	6,561	2,478	2,486	2,506
Lease liabilities	23,692	25,210	25,457	25,893	—
Accrued expenses and other liabilities	95,684	99,181	77,905	76,686	72,209
Total liabilities	6,921,165	7,724,349	8,396,387	8,938,200	9,684,533
Commitments and contingent liabilities
Preferred stock	189,825	189,825	231,128	231,128	231,128
Common stock	520	520	520	518	518
Common stock, class B non-voting non-convertible	5	5	5	5	5
Additional paid-in capital	629,848	628,774	627,306	626,608	625,834
Retained earnings	127,733	120,221	146,039	136,943	140,952
Treasury stock	(28,786)	(28,786)	(28,786)	(28,786)	(28,786)
Accumulated other comprehensive loss, net	(11,900)	(9,571)	(12,668)	(18,091)	(24,117)
Total stockholders’ equity	907,245	900,988	963,544	948,325	945,534
Total liabilities and stockholders’ equity	$7,828,410	$8,625,337	$9,359,931	$9,886,525	$10,630,067

EX. 99.1

Banc of California, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest and dividend income
Loans, including fees	$73,930	$80,287	$89,159	$90,558	$88,258	$333,934	$329,272
Securities	7,812	10,024	12,457	17,841	19,882	48,134	83,567
Other interest-earning assets	1,960	2,346	2,424	2,313	2,990	9,043	9,957
Total interest and dividend income	83,702	92,657	104,040	110,712	111,130	391,111	422,796
Interest expense
Deposits	18,247	22,811	28,598	31,443	28,972	101,099	91,236
Federal Home Loan Bank advances	6,396	8,519	8,289	9,081	9,068	32,285	34,995
Securities sold under repurchase agreements	15	13	16	18	25	62	1,033
Notes payable and other interest-bearing liabilities	2,384	2,399	2,357	2,362	2,383	9,502	9,456
Total interest expense	27,042	33,742	39,260	42,904	40,448	142,948	136,720
Net interest income	56,660	58,915	64,780	67,808	70,682	248,163	286,076
(Reversal of) provision for loan losses	(2,678)	38,540	(1,987)	2,512	6,653	36,387	30,215
Net interest income after (reversal of) provision for loan losses	59,338	20,375	66,767	65,296	64,029	211,776	255,861
Noninterest income
Customer service fees	1,451	1,582	1,434	1,515	1,786	5,982	6,315
Loan servicing income	312	128	121	118	22	679	3,720
Income from bank owned life insurance	599	588	580	525	559	2,292	2,176
Impairment loss on investment securities	—	(731)	—	—	(3,252)	(731)	(3,252)
Net gain (loss) on sale of securities available for sale	3	(5,063)	—	208	—	(4,852)	5,532
Net (loss) gain on sale of loans	(833)	4,326	2,826	1,553	873	7,872	1,932
All other income (loss)	3,398	2,351	(7,251)	2,376	2,460	874	7,492
Total noninterest income (loss)	4,930	3,181	(2,290)	6,295	2,448	12,116	23,915
Noninterest expense
Salaries and employee benefits	24,036	25,934	27,506	28,439	24,587	105,915	109,974
Occupancy and equipment	7,900	7,767	7,955	7,686	8,064	31,308	31,847
Professional fees (reimbursement)	2,611	1,463	(2,903)	11,041	6,206	12,212	33,652
Data processing	1,684	1,568	1,672	1,496	1,733	6,420	6,951
Advertising	2,227	2,090	2,048	2,057	3,371	8,422	12,664
Regulatory assessments	1,854	1,239	2,136	2,482	1,252	7,711	7,678
Reversal of loan repurchase reserves	(360)	(123)	(61)	(116)	(122)	(660)	(2,488)
Amortization of intangible assets	454	500	621	620	644	2,195	3,007
Restructuring expense (reversal)	1,626	—	(158)	2,795	(105)	4,263	4,431
All other expenses	4,114	3,809	5,126	3,385	3,153	16,434	20,025
Total noninterest expense excluding loss (gain) on investments in alternative energy partnerships	46,146	44,247	43,942	59,885	48,783	194,220	227,741
Loss (gain) on investments in alternative energy partnerships	1,039	(940)	(355)	1,950	786	1,694	5,044
Total noninterest expense	47,185	43,307	43,587	61,835	49,569	195,914	232,785
Income (loss) from continuing operations before income taxes	17,083	(19,751)	20,890	9,756	16,908	27,978	46,991
Income tax expense (benefit)	2,811	(5,619)	4,308	2,719	6,117	4,219	4,844
Income (loss) from continuing operations	14,272	(14,132)	16,582	7,037	10,791	23,759	42,147
Income from discontinued operations before income taxes	—	—	—	—	347	—	4,596
Income tax expense	—	—	—	—	100	—	1,271
Income from discontinued operations	—	—	—	—	247	—	3,325
Net income (loss)	14,272	(14,132)	16,582	7,037	11,038	23,759	45,472

EX. 99.1

Preferred stock dividends	3,540	3,403	4,308	4,308	4,308	15,559	19,504
Income allocated to participating securities	224	—	271	—	—	—	—
Participating securities dividends	93	94	94	202	203	483	811
Impact of preferred stock redemption	—	5,093	—	—	—	5,093	2,307
Net income (loss) available to common stockholders	$10,415	$(22,722)	$11,909	$2,527	$6,527	$2,624	$22,850
Basic earnings (loss) per common share
Income (loss) from continuing operations	$0.21	$(0.45)	$0.23	$0.05	$0.12	$0.05	$0.38
Income from discontinued operations	—	—	—	—	0.01	—	0.07
Net income (loss)	$0.21	$(0.45)	$0.23	$0.05	$0.13	$0.05	$0.45
Diluted earnings (loss) per common share
Income (loss) from continuing operations	$0.20	$(0.45)	$0.23	$0.05	$0.12	$0.05	$0.38
Income from discontinued operations	—	—	—	—	0.01	—	0.07
Net income (loss)	$0.20	$(0.45)	$0.23	$0.05	$0.13	$0.05	$0.45
Weighted average number of common shares outstanding
Basic	50,699,915	50,882,227	50,857,137	50,676,722	50,651,805	50,621,785	50,623,222
Diluted	50,927,978	50,882,227	50,964,956	50,846,722	50,812,874	50,724,951	50,724,951
Dividends declared per common share	$0.06	$0.06	$0.06	$0.13	$0.13	$0.31	$0.52

EX. 99.1

Banc of California, Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Profitability and other ratios of consolidated operations
Return on average assets(1)	0.71%	(0.64)%	0.69%	0.28%	0.43%
Return on average equity(1)	6.20%	(5.83)%	6.91%	2.98%	4.56%
Return on average tangible common equity(2)	6.46%	(12.49)%	7.43%	1.91%	4.19%
Dividend payout ratio(3)	28.57%	(13.33)%	26.09%	260.00%	100.00%
Net interest spread	2.65%	2.47%	2.50%	2.47%	2.56%
Net interest margin(1)	3.04%	2.86%	2.86%	2.81%	2.88%
Noninterest income (loss) to total revenue(4)	8.00%	5.12%	(3.66)%	8.49%	3.60%
Noninterest income (loss) to average total assets(1)	0.25%	0.15%	(0.10)%	0.25%	0.10%
Noninterest expense to average total assets(1)	2.35%	1.98%	1.82%	2.43%	1.92%
Efficiency ratio(2)(5)	76.61%	69.74%	69.75%	83.44%	67.47%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships(2)(5)	74.03%	70.11%	67.84%	83.00%	67.09%
Average loans held-for-investment to average deposits	108.50%	105.92%	104.38%	100.45%	97.40%
Average securities available-for-sale to average total assets	10.48%	12.71%	13.58%	17.00%	19.85%
Average stockholders’ equity to average total assets	11.47%	11.06%	10.02%	9.29%	9.38%

(1)	Ratios are presented on an annualized basis.

(2)	The ratios are determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). See Non-GAAP measures section for reconciliation of the calculation.

(3)	The ratio is calculated by dividing dividends declared per common share by basic earnings per common share.

(4)	Total revenue is equal to the sum of net interest income before provision for loan losses and noninterest income (loss).

(5)	The ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income (loss).

EX. 99.1

Banc of California, Inc.
Selected Financial Data, Continued
(Dollars in thousands)
(Unaudited)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Loans and ALLL by loan origination type
Loan breakdown by origination type
Originated loans	$5,510,242	$5,888,647	$6,181,583	$6,991,056	$7,105,171
Acquired loans not impaired at acquisition	441,643	494,612	537,987	566,144	595,702
Total loans	$5,951,885	$6,383,259	$6,719,570	$7,557,200	$7,700,873
ALLL breakdown by origination type
Originated loans	$56,175	$61,306	$58,135	$63,003	$61,255
Acquired loans not impaired at acquisition	1,474	1,621	1,388	882	937
Total ALLL	$57,649	$62,927	$59,523	$63,885	$62,192
Discount on acquired loans not impaired at acquisition	$8,071	$9,062	$10,680	$11,184	$11,645
Percentage of ALLL to:
Originated loans	1.02%	1.04%	0.94%	0.90%	0.86%
Total loans	0.97%	0.99%	0.89%	0.85%	0.81%

EX. 99.1

Banc of California, Inc.
Average Balance, Average Yield Earned, and Average Cost Paid
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31, 2019			September 30, 2019			June 30, 2019
	Average		Yield	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets
Loans held-for-sale	$23,527	$221	3.73%	$216,746	$1,894	3.47%	$47,233	$265	2.25%
SFR mortgage	1,689,228	16,788	3.94%	1,866,103	19,179	4.08%	2,059,704	21,390	4.17%
Commercial real estate, multifamily, and construction	2,633,342	32,763	4.94%	2,717,609	33,343	4.87%	3,406,672	39,659	4.67%
Commercial and industrial, SBA, and lease financing	1,821,064	23,381	5.09%	1,840,202	24,970	5.38%	1,872,289	26,940	5.77%
Other consumer	54,088	777	5.70%	58,652	901	6.09%	59,806	905	6.07%
Gross loans and leases	6,221,249	73,930	4.71%	6,699,312	80,287	4.75%	7,445,704	89,159	4.80%
Securities	833,726	7,812	3.72%	1,105,499	10,024	3.60%	1,304,876	12,457	3.83%
Other interest-earning assets	330,950	1,960	2.35%	362,613	2,346	2.57%	342,908	2,424	2.84%
Total interest-earning assets	7,385,925	83,702	4.50%	8,167,424	92,657	4.50%	9,093,488	104,040	4.59%
Allowance for loan losses	(61,642)			(55,976)			(63,046)
BOLI and noninterest earning assets	630,308			584,190			580,133
Total assets	$7,954,591			$8,695,638			$9,610,575

Interest-bearing liabilities
Savings	$981,346	$3,889	1.57%	$1,055,086	$4,722	1.78%	$1,083,571	$4,950	1.83%
Interest-bearing checking	1,546,322	4,234	1.09%	1,511,432	4,483	1.18%	1,580,165	4,554	1.16%
Money market	743,695	2,593	1.38%	755,114	3,093	1.63%	853,007	3,902	1.83%
Certificates of deposit	1,332,911	7,531	2.24%	1,750,970	10,513	2.38%	2,537,060	15,192	2.40%
Total interest-bearing deposits	4,604,274	18,247	1.57%	5,072,602	22,811	1.78%	6,053,803	28,598	1.89%
FHLB advances	1,020,478	6,396	2.49%	1,333,739	8,519	2.53%	1,287,121	8,289	2.58%
Securities sold under repurchase agreements	2,223	15	2.68%	1,922	13	2.68%	2,173	16	2.95%
Long-term debt and other interest-bearing liabilities	174,092	2,384	5.43%	174,111	2,399	5.47%	174,161	2,357	5.43%
Total interest-bearing liabilities	5,801,067	27,042	1.85%	6,582,374	33,742	2.03%	7,517,258	39,260	2.09%
Noninterest-bearing deposits	1,108,077			1,047,858			1,034,205
Noninterest-bearing liabilities	132,698			103,667			96,179
Total liabilities	7,041,842			7,733,899			8,647,642
Total stockholders’ equity	912,749			961,739			962,933
Total liabilities and stockholders’ equity	$7,954,591			$8,695,638			$9,610,575

Net interest income/spread		$56,660	2.65%		$58,915	2.47%		$64,780	2.50%
Net interest margin			3.04%			2.86%			2.86%

Ratio of interest-earning assets to interest-bearing liabilities	127.32%			124.08%			120.97%
Total deposits	$5,712,351	$18,247	1.27%	$6,120,460	$22,811	1.48%	$7,088,008	$28,598	1.62%
Total funding (1)	$6,909,144	$27,042	1.55%	$7,630,232	$33,742	1.75%	$8,551,463	$39,260	1.84%

(1)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

EX. 99.1

	Three Months Ended
	March 31, 2019			December 31, 2018
	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets
Loans held-for-sale (1)	$31,374	$228	2.95%	$33,243	$221	2.64%
SFR mortgage	2,312,900	24,062	4.22%	2,260,205	23,585	4.14%
Commercial real estate, multifamily, and construction	3,387,698	38,117	4.56%	3,246,860	37,403	4.57%
Commercial and industrial, SBA, and lease financing	1,920,220	27,235	5.75%	1,791,708	26,219	5.81%
Other consumer	62,558	916	5.94%	68,479	990	5.74%
Gross loans and leases	7,714,750	90,558	4.76%	7,400,495	88,418	4.74%
Securities	1,751,509	17,841	4.13%	2,032,632	19,882	3.88%
Other interest-earning assets	321,823	2,313	2.91%	318,419	2,990	3.73%
Total interest-earning assets	9,788,082	110,712	4.59%	9,751,546	111,290	4.53%
Allowance for loan losses	(61,924)			(58,099)
BOLI and non-interest earning assets	575,559			544,302
Total assets	$10,301,717			$10,237,749

Interest-bearing liabilities
Savings	1,201,802	5,480	1.85%	1,279,155	5,663	1.76%
Interest-bearing checking	1,554,846	4,525	1.18%	1,666,884	4,916	1.17%
Money market	887,538	4,128	1.89%	803,157	3,168	1.56%
Certificates of deposit	2,982,980	17,310	2.35%	2,759,665	15,225	2.19%
Total interest-bearing deposits	6,627,166	31,443	1.92%	6,508,861	28,972	1.77%
FHLB advances	1,422,100	9,081	2.59%	1,447,348	9,068	2.49%
Securities sold under repurchase agreements	2,350	18	3.11%	3,116	25	3.18%
Long-term debt and other interest-bearing liabilities	174,230	2,362	5.50%	174,281	2,383	5.42%
Total interest-bearing liabilities	8,225,846	42,904	2.12%	8,133,606	40,448	1.97%
Noninterest-bearing deposits	1,021,741			1,054,790
Non-interest-bearing liabilities	97,430			89,111
Total liabilities	9,345,017			9,277,507
Total stockholders’ equity	956,700			960,242
Total liabilities and stockholders’ equity	$10,301,717			$10,237,749

Net interest income/spread		$67,808	2.47%		$70,842	2.56%
Net interest margin			2.81%			2.88%

Ratio of interest-earning assets to interest-bearing liabilities	118.99%			119.89%
Total deposits	$7,648,907	$31,443	1.67%	$7,563,651	$28,972	1.52%
Total funding (2)	$9,247,587	$42,904	1.88%	$9,188,396	$40,448	1.75%

(1)	Includes loans held-for-sale of discontinued operations for the three months ended December 31, 2018.

(2)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

EX. 99.1

	Year Ended
	December 31, 2019			December 31, 2018
	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets
Loans held-for-sale (1)	$80,074	$2,609	3.26%	$56,757	$1,109	1.95%
SFR mortgage	1,979,957	81,419	4.11%	2,207,689	91,188	4.13%
Commercial real estate, multifamily, and construction	3,033,392	143,882	4.74%	3,047,164	138,416	4.54%
Commercial and industrial, SBA, and lease financing	1,863,108	102,526	5.50%	1,716,631	95,115	5.54%
Other consumer	58,752	3,498	5.95%	80,359	4,109	5.11%
Gross loans and leases	7,015,283	333,934	4.76%	7,108,600	329,937	4.64%
Securities	1,245,995	48,134	3.86%	2,248,488	83,567	3.72%
Other interest-earning assets	339,661	9,043	2.66%	362,927	9,957	2.74%
Total interest-earning assets	8,600,939	391,111	4.55%	9,720,015	423,461	4.36%
Allowance for loan losses	(60,633)			(54,777)
BOLI and non-interest earning assets	592,674			559,675
Total assets	$9,132,980			$10,224,913

Interest-bearing liabilities
Savings	1,079,778	19,040	1.76%	1,156,292	17,971	1.55%
Interest-bearing checking	1,548,067	17,797	1.15%	1,812,980	18,261	1.01%
Money market	809,295	13,717	1.69%	994,103	13,146	1.32%
Certificates of deposit	2,145,363	50,545	2.36%	2,272,093	41,858	1.84%
Total interest-bearing deposits	5,582,503	101,099	1.81%	6,235,468	91,236	1.46%
FHLB advances	1,264,945	32,285	2.55%	1,627,608	34,995	2.15%
Securities sold under repurchase agreements	2,166	62	2.86%	39,336	1,033	2.63%
Long-term debt and other interest-bearing liabilities	174,148	9,502	5.46%	174,340	9,456	5.42%
Total interest-bearing liabilities	7,023,762	142,948	2.04%	8,076,752	136,720	1.69%
Noninterest-bearing deposits	1,053,193			1,034,937
Non-interest-bearing liabilities	107,579			117,904
Total liabilities	8,184,534			9,229,593
Total stockholders’ equity	948,446			995,320
Total liabilities and stockholders’ equity	$9,132,980			$10,224,913

Net interest income/spread		$248,163	2.51%		$286,741	2.67%
Net interest margin			2.89%			2.95%

Ratio of interest-earning assets to interest-bearing liabilities	122.45%			120.35%
Total deposits	$6,635,696	$101,099	1.52%	$7,270,405	$91,236	1.25%
Total funding (2)	$8,076,955	$142,948	1.77%	$9,111,689	$136,720	1.50%

(1)	Includes loans held-for-sale of discontinued operations for the year ended December 31, 2018.

(2)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

EX. 99.1

Banc of California, Inc.
Consolidated Operations
Non-GAAP Measures
(Dollars in thousands, except per share data)
(Unaudited)

Under Item 10(e) of SEC Regulation S-K, public companies disclosing financial measures in filings with the SEC that are not calculated in accordance with GAAP must also disclose, along with each non-GAAP financial measure, certain additional information, including a presentation of the most directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a statement of the reasons why the company's management believes that presentation of the non-GAAP financial measure provides useful information to investors regarding the company's financial condition and results of operations and, to the extent material, a statement of the additional purposes, if any, for which the company's management uses the non-GAAP financial measure.
Return on average tangible common equity and efficiency ratio, as adjusted, tangible common equity, tangible common equity to tangible assets, and tangible common equity per common share constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance.
Tangible common equity is calculated by subtracting preferred stock, goodwill, and other intangible assets from stockholders' equity. Tangible assets is calculated by subtracting goodwill and other intangible assets from total assets. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution.
Adjusted efficiency ratio is calculated by subtracting loss on investments in alternative energy partnerships from noninterest expense and adding total pre-tax return, which includes the loss on investments in alternative energy partnerships, to the sum of net interest income and noninterest income (total revenue). Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the final results and operating performance of the Company.
This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

EX. 99.1

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Tangible common equity, and tangible common equity to tangible assets ratio
Total assets	$7,828,410	$8,625,337	$9,359,931	$9,886,525	$10,630,067
Less goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less other intangible assets	(4,151)	(4,605)	(5,105)	(5,726)	(6,346)
Tangible assets(1)	$7,787,115	$8,583,588	$9,317,682	$9,843,655	$10,586,577

Total stockholders' equity	$907,245	$900,988	$963,544	$948,325	$945,534
Less goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less other intangible assets	(4,151)	(4,605)	(5,105)	(5,726)	(6,346)
Tangible equity(1)	865,950	859,239	921,295	905,455	902,044
Less preferred stock	(189,825)	(189,825)	(231,128)	(231,128)	(231,128)
Tangible common equity(1)	$676,125	$669,414	$690,167	$674,327	$670,916

Total stockholders' equity to total assets	11.59%	10.45%	10.29%	9.59%	8.89%
Tangible equity to tangible assets(1)	11.12%	10.01%	9.89%	9.20%	8.52%
Tangible common equity to tangible assets(1)	8.68%	7.80%	7.41%	6.85%	6.34%

Common shares outstanding	50,413,681	50,406,763	50,397,769	50,315,490	50,172,018
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	50,891,002	50,884,084	50,875,090	50,792,811	50,649,339

Tangible common equity per common share(1)	$13.29	$13.16	$13.57	$13.28	$13.25
Book value per common share	$14.10	$13.98	$14.40	$14.12	$14.10
(1)Non-GAAP measure.

EX. 99.1

Banc of California, Inc.
Consolidated Operations
Non-GAAP Measures, Continued
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Return on tangible common equity
Average total stockholders' equity	$912,749	$961,739	$962,933	$956,700	$960,242
Less average preferred stock	(189,824)	(213,619)	(231,128)	(231,128)	(231,128)
Less average goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less average other intangible assets	(4,441)	(4,935)	(5,503)	(6,128)	(6,731)
Average tangible common equity(1)	$681,340	$706,041	$689,158	$682,300	$685,239

Net income (loss)	$14,272	$(14,132)	$16,582	$7,037	$11,038
Less preferred stock dividends and impact of preferred stock redemption	(3,540)	(8,496)	(4,308)	(4,308)	(4,308)
Add amortization of intangible assets	454	500	621	620	644
Less tax effect on amortization and impairment of intangible assets	(95)	(105)	(130)	(130)	(135)
Net income (loss) available to common stockholders(1)	$11,091	$(22,233)	$12,765	$3,219	$7,239

Return on average equity	6.20%	(5.83)%	6.91%	2.98%	4.56%
Return on average tangible common equity(1)	6.46%	(12.49)%	7.43%	1.91%	4.19%

Statutory tax rate utilized for calculating tax effect on amortization of intangible assets	21.00%	21.00%	21.00%	21.00%	21.00%

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships
Noninterest expense	$47,185	$43,307	$43,587	$61,835	$49,578
(Loss) gain on investments in alternative energy partnerships	(1,039)	940	355	(1,950)	(786)
Adjusted noninterest expense(1)	$46,146	$44,247	$43,942	$59,885	$48,792

Net interest income	$56,660	$58,915	$64,780	$67,808	$70,842
Noninterest income	4,930	3,181	(2,290)	6,295	2,644
Total revenue	61,590	62,096	62,490	74,103	73,486
Tax credit from investments in alternative energy partnerships	1,689	77	1,680	—	—
Deferred tax expense on investments in alternative energy partnerships	(177)	(8)	(176)	—	—
Tax effect on tax credit and deferred tax expense	267	7	426	—	26
(Loss) gain on investments in alternative energy partnerships	(1,039)	940	355	(1,950)	(786)
Total pre-tax adjustments for investments in alternative energy partnerships	740	1,016	2,285	(1,950)	(760)
Adjusted total revenue(1)	$62,330	$63,112	$64,775	$72,153	$72,726
Efficiency ratio(1)	76.61%	69.74%	69.75%	83.44%	67.47%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships(1)	74.03%	70.11%	67.84%	83.00%	67.09%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	15.00%	9.36%	22.07%	27.00%	27.42%
(1)Non-GAAP measure.
(2)2018 balances includes income from discontinued operations.

EX. 99.1

Banc of California, Inc.
Consolidated Operations
Non-GAAP Measures, Continued
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total noninterest expense excluding loss (gain) on investments in alternative energy partnerships	$46,146	$44,247	$43,942	$59,885	$48,783
Loss (gain) on investments in alternative energy partnerships	1,039	(940)	(355)	1,950	786
Total noninterest expense	47,185	43,307	43,587	61,835	49,569

Adjustment for non-core items
Data processing	—	—	(797)	—	—
Professional fees	3,557	2,615	6,214	(2,979)	2,711
Restructuring (expense) reversal	(1,626)	—	158	(2,795)	105
Other expenses	—	(131)	—	—	585
Total	49,116	45,791	49,162	56,061	52,970
(Loss) gain on investments in alternative energy partnerships	(1,039)	940	355	(1,950)	(786)
Total operating expense	$48,077	$46,731	$49,517	$54,111	$52,184
(1)Non-GAAP measure.